EXHIBIT 3.1

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

INNOCOLL HOLDINGS PUBLIC LIMITED COMPANY

(As amended pursuant to a special resolution passed on 28 June 2017)

William Fry
Solicitors
2 Grand Canal Square
Dublin 2
www.williamfry.com

© William Fry 2017

MEMORANDUM OF ASSOCIATION
OF

INNOCOLL HOLDINGS PUBLIC LIMITED COMPANY

1.	The name of the Company is Innocoll Holdings Public Limited Company.

2.	The Company is a public limited company registered under Part 17 of the Companies Act, 2014.

3.	The objects for which the Company is established are:-

3.1
To carry on the business of a holding company and to co-ordinate the administration, finances and all other activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company including the incorporation of any one or more subsidiaries and in particular to carry on the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.2
To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of such special proportion of the issued or nominal amount thereof and to provide managerial and other executive, supervisory and consultant services for or in relation to any corporation in which the Company is interested upon such terms as may be thought fit.

3.3
To acquire any such shares and other securities as are mentioned in the preceding paragraphs by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.4
To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of, and to act as financial advisers and consultants to, any corporation or corporations now or hereafter incorporated or acquired which may be or may become a Group Company of, or an Affiliate of the Company, or to any corporation or corporations now or hereafter incorporated or acquired (which are not Group Companies) with which the Company may be or may become associated.

3.5
To provide financing and financial investment, management and advisory services to any Group Company or Affiliate, which shall include granting or providing credit and financial accommodation, lending and making advances with or without interest to any Group Company or Affiliate and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such Group Company or Affiliate by such bank.

3.6
To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.7
To apply for and register as a company with any stock exchange and to list all or any part of its share capital on any such stock exchange subject to the rules and regulations governing the listing of shares applicable in the relevant jurisdiction.

3.8
To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

3.9
To issue securities of the Company (or contracts, options or warrants to subscribe for, or other rights or interests in, or in respect of, such securities) directly to any employees of the Company or Group Company, in consideration for employment or other services performed by those employees and to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees, directors or consultants or former employees, directors or consultants of the Company or its predecessors or any Group Companies or Affiliates, or the dependants or connected persons of such employees, directors or consultants or former employees, directors or consultants and grant gratuities, pensions and allowances, including the establishment of share option schemes or employee share schemes, enabling employees, directors or consultants of the Company or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance or for any object similar to those set forth in this paragraph.

3.10	To perform any duty or duties imposed on the Company by or under any enactment and to exercise any power conferred on the Company by or under any enactment.

3.11
To sell, lease, exchange, grant, convey, transfer or otherwise dispose of any or all of the property, investment or assets of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

3.12
To acquire and undertake the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

3.13
To apply for, register, purchase, lease, hold, use, control, license, assign or otherwise acquire or dispose any patents, patent rights, brevets d’invention, copyrights, formulae, trademarks, licences, inventions, processes, distinctive marks, technology, know-how, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention or technology which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

3.14
To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to directly or indirectly benefit the Company.

3.15	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.16
To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of the Company or not, and to give all kinds of indemnities.

3.17
To enter into, invest or engage in, acquire, hold or dispose of any financial instruments or risk management instruments, whether or not of a type currently in existence, and currency exchange, interest rate or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity), including securities in respect of which the return or redemption amount is calculated by reference to any index, price or rate, monetary and financial instruments of all kinds, futures contracts, swaps and hedges (including credit default, interest rate and currency, swaps and hedges of any kind whatsoever), options contracts, contracts for differences, commodities (including bullion and other precious metals), forward rate agreements, debentures, debenture stock, warrants, commercial paper, promissory notes, mortgage backed securities, asset backed securities, dealings in foreign currency, spot and forward rate exchange contracts, caps, floors, collars, and any other foreign exchange, interest rate or commodity or index linked arrangements, and such other instruments whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or the termination of any such transactions.

3.18
To carry on the business of financing and re-financing, whether asset based or not (including financing and re-financing of financial assets), including managing financial assets with or without security in whatever currency including financing or re-financing by way of loan, acceptance credits, commercial paper, euro medium term bonds, euro bonds, asset-backed securities, securitisation, synthetic securitisation, collateralised debt obligations, bank placements, leasing, hire purchase, credit sale, conditional sale, factoring, forfeiting, invoice discounting, note issue facilities, project financing, bond issuances, participation and syndications, assignment, novation, factoring, discounting, participation, sub-participation, derivative contracts, securities/stock lending contracts, repurchase agreements or other appropriate methods of finance and to discount mortgage receivables, loan receivables and lease rentals for persons wherever situated in any currency whatsoever, and to do all of the foregoing as principal, agent or broker.

3.19
To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the holding company or a subsidiary (as defined by Sections 7 and 8 of the Companies Act 2014) of the Company or another subsidiary as defined by the said Sections of the Company’s holding company or otherwise associated with the Company in business.

3.20
To borrow, raise finance or secure the payment of money (in any currency) in such manner as the Company shall think fit, and in particular by the provision of a guarantee or by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, contracts, options or warrants to subscribe for, or other rights or interests in, or in respect of, such securities, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.21	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

3.22
To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of the Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit the Company.

3.23
To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.24
To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities.

3.25
To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.26	To construct, erect, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects.

3.27
To purchase and maintain insurance for the benefit of any person who is an officer or employee or former officer or employee of the Company or of a subsidiary of the Company or in which the Company has an interest whether direct or indirect or who is or was trustee of any retirement benefits scheme or any other trust in which any such officer or employee or former officer or employee is or has been interested, indemnifying such person against liability for negligence, default, breach of duty or breach of trust or any other liabilities which may lawfully be insured against.

3.28
To grant bonuses to any person or persons who are or have been in the employment of the Company or any Group Companies or Affiliates or any person or persons who are or have been directors of, or consultants to, the Company or any of its Group Companies or Affiliates.

3.29
To purchase and maintain insurance in respect of the payment of interest and/or capital on any notes, bonds or debentures issued by the Company for the benefit of such persons as may for the time being hold any such notes, bonds or debentures.

3.30
To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company or any of its subsidiary or associated companies and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.31
To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company, any Group Company or Affiliate.

3.32
To adopt such means of making known the products of the Company or of any Group Company or Affiliate as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations.

3.33
To allot and issue fully paid shares of the Company in payment or part payment of any property or asset purchased or otherwise acquired by the Company or for any past services performed for the Company or any Group Company.

3.34
To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.35
To distribute among the members of the Company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the Company, subject always to the provisions of the Act and any other applicable laws.

3.36
To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.37
To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.38
To take or hold mortgages, hypothecations, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the Company of whatsoever kind sold by the Company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothecation, lien or charge.

3.39
To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.40
To procure that the central management and control of the Company be located in any country. To cause the Company or any Group Company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the Company and to accept service for and on behalf of the Company of any process or suit.

3.41
To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.42
To grant bonuses to any person or persons who are or have been in the employment of the Company or any Group Companies or Affiliates or any person or persons who are or have been directors of, or consultants to, the Company or any of its Group Companies or Affiliates.

3.43
To sell, exchange, mortgage, charge, let and grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration.

3.44	To cease carrying on or wind up any business or activity of the Company and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory.

3.45
To obtain any provisional order or Act of the Oireachtas or Charter for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

3.46
To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation, which may be thought detrimental to the interests of the Company or any Group Companies or its or their employees and to subscribe to any association or fund for any such purposes.

3.47
To enter into any arrangement with any government or authority or person that may seem conducive to the Company’s objects or any of them, and to obtain from any such government, authority or person, any legislation, orders, rights, privileges, franchises and concessions which the Directors of the Company may think it desirable to obtain and to carry out, and to exercise and comply with the same.

3.48	To make or receive gifts by way of capital contribution, gratuity, charitable aid or otherwise.

3.49
To make voluntary dispositions of all or any part of the property and rights of the Company and to make gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.50
To receive voluntary dispositions of all or any part of the property and rights of any other corporation and to receive gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.51
To the extent permitted by law, to give whether directly or indirectly, any kind of financial assistance for the purchase of shares in or debentures of the Company or any corporation which is at any given time the Company’s holding company.

3.52	To enter into any scheme of arrangement with its creditors or members or any class of them pursuant to Chapter 1 of Part 9 of the Companies Act 2014.

3.53	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are capable of being conveniently carried on in connection therewith.

NOTE A: The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE B: It is hereby declared that:

(a)
the word “company” in this clause, except where used in reference to the Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph;

(b)	the term “corporation” means any body corporate, corporation, company, partnership, limited liability company or other legal entity wherever incorporated;

(c)	the term “Group Company” or “Group Companies” means the Company, any holding company of the Company and any subsidiary of the Company or of any such holding company;

(d)	the term “Affiliate” of any person means any other person that directly or indirectly controls, is controlled by, or is under common control with, such person; and

(e)	the term “Act” has the meaning ascribed to such term in the Articles of Association.

4.	The liability of the members is limited.

5.
The authorised share capital of the Company is US$10,250,000 and €100,000 divided into 1,000,000,000 Ordinary Shares of US$0.01 each, 25,000,000 Deferred Shares of US$0.01 each and 100,000 Euro Deferred Shares of €1.00 each.

The shares forming the capital may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

ARTICLES OF ASSOCIATION

OF

INNOCOLL HOLDINGS PUBLIC LIMITED COMPANY

(As amended pursuant to a special resolution passed on 28 June 2017)

Contents

Part I Preliminary		14
1.	Interpretation	14
PART II – REGISTERED OFFICE		17
2.	Registered Office	17
PART III - SHARE CAPITAL AND RIGHTS		17
3.	Share capital	17
4.	Rights of shares on issue	18
5.	Ordinary Shares	18
6.	Deferred Shares	18
7.	Euro Deferred Shares	19
8.	Redeemable shares	20
9.	Variation of rights	20
10.	Trusts not recognised	21
11.	Disclosure of interests	21
12.	Allotment of shares	23
13.	Payment of commission	24
14.	Payment by instalments	24
PART IV - SHARE CERTIFICATES		24
15.	Issue of certificates	24
16.	Replacement of certificates	25
PART V - LIEN ON SHARES		25
17.	Extent of lien	25
18.	Power of sale	25
19.	Power to effect transfer	25
20.	Proceeds of sale	25
21.	Liability on shares	25
PART VI - CALLS ON SHARES		27
22.	Making of calls	27
23.	Time of call	27
24.	Liability of joint holders	27
25.	Interest on calls	27
26.	Instalments treated as calls	27
27.	Power to differentiate	27
28.	Interest on monies advanced	27
PART VII - FORFEITURE		28
29.	Notice requiring payment	28
30.	Power of disposal	28
31.	Effect of forfeiture	28
32.	Statutory declaration	29
33.	Payment of sums due on share issues	29
34.	Surrender of shares	29
PART VIII - TRANSFER OF SHARES		29
35.	Form of instrument of transfer	29
36.	Execution of instrument of transfer	29
37.	Stamp duty	30
38.	Refusal to register transfers	30
39.	Procedure on refusal	31
40.	Closing of transfer books	31
41.	Absence of registration fees	31
42.	Retention of transfer instruments	31
43.	Renunciation of allotment	31
44.	Transfer of warrants	31
PART IX - TRANSMISSION OF SHARES		32
45.	Death of a member	32
46.	Transmission on death or bankruptcy	32
47.	Rights before registration	32
PART X - ALTERATION OF SHARE CAPITAL		32
48.	Increase of capital	32
49.	Consolidation, sub-division and cancellation of capital	32
50.	Fractions on consolidation	33
51.	Purchase of own shares	33
52.	Reduction of capital	33
53.	Financial assistance	34
PART XI - GENERAL MEETINGS		34
54.	General Meetings outside Ireland & satellite meetings	34
55.	Annual general meetings	35
56.	Extraordinary general meetings	35
57.	Convening general meetings	35
58.	Postponing or cancelling general meetings	35
59.	Class meetings	36
60.	Notice of general meetings	36

PART XII - PROCEEDINGS AT GENERAL MEETINGS		37
61.	Quorum for general meetings	37
62.	Security of the meeting	37
63.	Business of the meeting	37
64.	Special business	38
65.	Chairman of general meetings	38
66.	Directors’ and Auditors’ right to attend general meetings	38
67.	Adjournment of general meetings	38
68.	Resolutions	38
69.	Determination of resolutions	39
70.	Entitlement to demand poll	39
71.	Taking of a poll	40
72.	Votes of members	40
73.	Voting by joint Holders	40
74.	Voting by incapacitated Holders	40
75.	Written resolution of the members	41
76.	Restriction of voting rights	41
77.	Time for objection to voting	41
78.	Notice members’ business for extraordinary general meetings	41
79.	Notice of member Director nominations for extraordinary general meetings	42
80.	Member nominations for extraordinary general meetings	42
81.	Appointment of proxy	43
82.	Electronic appointment of proxy	44
83.	Bodies corporate acting by representatives at meetings	44
84.	Effect of proxy appointment	45
85.	Effect of revocation of proxy or of authorisation	45
PART XIII – DIRECTORS		45
86.	Number of Directors	45
87.	Share qualification	45
88.	Ordinary remuneration of Directors	45
89.	Special remuneration of Directors and use of Company property	46
90.	Expenses of Directors	46
91.	Other positions	46
PART XIV - POWERS OF DIRECTORS		46
92.	Directors’ powers	46
93.	Power to delegate	46
94.	Appointment of attorneys	47
95.	Borrowing powers	47
96.	Execution of negotiable instruments	47
PART XV - APPOINTMENT AND RETIREMENT OF DIRECTORS		47
97.	Appointment of Directors	47
98.	Nominations of Directors	47
99.	Retirement	48
100.	Deemed reappointment	48
101.	Appointment of additional Directors	48
PART XVI - DISQUALIFICATION AND REMOVAL OF DIRECTORS		48
102.	Disqualification of Directors	48
103.	Removal of Directors	49
PART XVII - DIRECTORS’ OFFICES AND INTERESTS		49
104.	Executive offices	49
105.	Directors’ interests	50
106.	Restriction on Directors’ voting	51
107.	Entitlement to grant pensions	52
PART XVIII - PROCEEDINGS OF DIRECTORS		52
108.	Convening and regulation of Directors’ meetings	52
109.	Quorum for Directors’ meetings	52
110.	Voting at Directors’ meetings	52
111.	Board committees	53
112.	Telecommunication meetings	53
113.	Chairman of the Board	53
114.	Validity of acts of Directors	53
115.	Directors’ resolutions or other documents in writing	53
116.	Minutes of meetings	54
PART XIX - THE SECRETARY		54
117.	Appointment of Secretary	54
PART XX – RIGHTS PLAN		54
118.	Rights plan	54
PART XXI - THE SEAL		54
119.	Use of Seal	54
120.	Seal for use abroad	55
121.	Signature of sealed instruments	55
PART XXII - DIVIDENDS AND RESERVES		55
122.	Declaration of dividends	55
123.	Interim and fixed dividends	55
124.	Payment of dividends	55
125.	Deductions from dividends	56

126.	Dividends in specie	56
127.	Dividend payment mechanism	56
128.	Dividends not to bear interest	57
129.	Payment to Holders on a particular date	57
130.	Unclaimed dividends	57
131.	Reserves	57
PART XXIII – ACCOUNTS		57
132.	Accounts	57
PART XXIV - CAPITALISATION OF PROFITS OR RESERVES		59
133.	Capitalisation of distributable profits and reserves	59
134.	Implementation of capitalisation issues	59
PART XXV – NOTICES		59
135.	Notices in writing	59
136.	Service of notices	59
137.	Service on joint Holders	61
138.	Service on transfer or transmission of shares	61
139.	Signature to notices	61
140.	Deemed receipt of notices	62
PART XXVI - WINDING UP		62
141.	Distribution on winding up	62
142.	Sale by a liquidator	62
143.	Distribution in specie	62
PART XXVII – MISCELLANEOUS		62
144.	Inspection and secrecy	62
145.	Closing the Register or fixing record date	63
146.	Destruction of records	63
147.	Untraced shareholders	64
148.	Indemnity	65
149.	Alteration of Articles	67
150.	Scheme of Arrangement	67

PART I PRELIMINARY

1.	Interpretation

(a)
The provisions of the Companies Act 2014 which are stated therein to apply to a public limited company (or a PLC as that term is defined in the Companies Act 2014), save to the extent that its constitution is permitted to provide or state otherwise, will apply to the Company subject to the alterations contained in these Articles and will bind the Company and its members.

(b)
Without prejudice to Section 1007(4) of the Companies Act 2014 and save as otherwise expressly provided in these Articles, where a provision of these Articles covers substantially the same subject matter as any optional provision of the Companies Act 2014, any such optional provision of the Companies Act 2014 shall be deemed not to apply to the Company and, for the avoidance of doubt, these Articles shall be deemed to have effect and prevail over the terms of such optional provisions of the Companies Act 2014 (and the expression “optional provision” shall take its meaning from Section 1007(2) of the Companies Act 2014).

(c)	In these Articles the following expressions shall, unless the context otherwise requires, have the following meanings:

“Act”
the Companies Act 2014 and all acts of the Oireachtas and statutory instruments which are to be read as one with or construed or read together as one with the Companies Act 2014 and every statutory modification, amendment, extension or re-enactment thereof for the time being in force or, where the context so admits or requires, any one or more of such acts;

“address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication;

“advanced electronic signature”	the meaning given to that expression in the Electronic Commerce Act 2000;

“Approved Nominee”
a person appointed under contractual arrangements with the Company to hold Shares or rights or interests in Shares on a nominee basis including, without limitation, in connection with the provision of depository, system operator and/or book-entry transfer services;

“Articles”	these articles of association for the time being in force;

“Assistant Secretary”	any person appointed by the Secretary or the Board from time to time to assist the Secretary;

“Auditor” or “Auditors”	the statutory auditor or auditors from time to time of the Company;

“Clear Days”	in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Company”	Innocoll Holdings Public Limited Company (company registration number 544604);

“Company Conversion Notice”	a notice in writing from the Company to a Holder of Ordinary Shares notifying them of the conversion of a specified number of the Ordinary Shares held by them in accordance with Article 5;

“Deferred Shares”
the deferred shares of US$0.01 each (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the restrictions set out in these Articles;

“Directors” or “Board”	the directors from time to time of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name;

“dividend”	includes interim dividends and bonus dividends;

“electronic communication”	the meaning given to that word in the Electronic Commerce Act 2000;

“electronic signature”	the meaning given to that word in the Electronic Commerce Act 2000;

“Euro Deferred Shares”
the deferred shares of €1.00 each (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the restrictions set out in these Articles;

“Exchange”	any securities exchange or other system on which the shares of the Company may be listed or otherwise authorised for trading from time to time;

“Exchange Act”	The U.S. Securities and Exchange Act of 1934, as amended;

“Group”	the Company and its subsidiaries for the time being;

“Holder” or “Shareholder”
in relation to any share, the person whose name is entered in the Register as the holder of the share or, where the context permits, the persons whose names are entered in the Register as the joint holders of shares;

“Member Associated Person”
with respect to any member means (A) any person controlling, directly or indirectly, or acting as a “group” (as such term is used in Rule 13d-5(b) under the Exchange Act) with, such member, (B) any beneficial owner of shares of the Company owned of record or beneficially by such member and (C) any person controlling, controlled by or under common control with such Member Associated Person;

“Memorandum”	the memorandum of association of the Company for the time being in force;

“Merger”	the cross-border merger between Innocoll AG and the Company with Innocoll AG being the disappearing entity and the Company being the surviving entity in a merger by acquisition;

“Ordinary Resolution”
a resolution of the Company’s shareholders passed by a simple majority of the votes cast by those present in person or by proxy at a meeting and who are entitled to vote at such meeting (or, if in writing, signed by all of the Shareholders entitled to attend and vote);

“Ordinary Shares”
ordinary shares of US$0.01 each (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the restrictions set out in these Articles;

“paid up”	paid-up as to the nominal value and any premium payable in respect of the issue of any shares and includes credited as paid-up;

“qualified certificate”	the meaning given to that word in the Electronic Commerce Act 2000;

“Redeemable Shares”	shares in the capital of the Company that are redeemable in accordance with the provisions of these Articles or the terms of issue of such class or series of shares;

“Register”	the register of members to be kept by the Company as required by the Act;

“Registered Office”	the registered office for the time being of the Company within the meaning of Section 50 of the Act;

“Seal”	the common seal of the Company or (where relevant) the official securities seal kept by the Company pursuant to the Act;

“SEC”	the Securities and Exchange Commission of the United States;

“Secretary”	the Secretary of the Company and any person appointed to perform the duties of the Secretary of the Company or if there are joint secretaries any of the joint secretaries;

“Share” or “share”	in relation to any share, unless specified otherwise or the context otherwise requires, any share in the capital of the Company;

“Special Resolution”
a resolution of the Company’s shareholders passed by at least 75% of the votes cast by those present in person or by proxy at a meeting and who are entitled to vote at such meeting (or, if in writing, signed by all of the Shareholders  entitled to attend and vote); and

“Treasury Shares”	shares in the Company which have been redeemed or purchased by the Company as are being held by the Company as treasury shares in accordance with Chapter 6 of Part 3 of the Act.

(d)
Expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography, electronic mail and any other modes of representing or reproducing words in a visible form except as provided in these Articles and/or where it constitutes writing in electronic form sent to the Company and the Company has agreed to its receipt in such form.  Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors.  Expressions in these Articles referring to receipt or issuance of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(e)
Unless the contrary intention appears, the use of the word “address” in these Articles in relation to electronic communications includes any number or address used for the purpose of such communications.

(f)
Unless specifically defined herein or the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

(g)
The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.

(h)
References in these Articles to any enactment or any section or any regulation or provision thereof shall mean such enactment, section or provision as the same may be amended or re-enacted and may be from time to time and for the time being in force.

(i)
In these Articles the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(j)	References in these Articles to US$, USD, or dollars shall mean the currency of the United States of America and to € or c or Euro or cent shall mean the currency for the time being of Ireland.

(k)	Reference herein to a share (or to a holding of shares) being in uncertificated form are references to that share being an uncertificated unit of a security.

PART II – REGISTERED OFFICE

2.	Registered Office

The Registered Office shall be at such place in Ireland as the Board from time to time shall decide.

PART III - SHARE CAPITAL AND RIGHTS

3.	Share capital

Without prejudice to the power of the Board to issue and allot shares pursuant to the following Articles, the authorised share capital of the Company is US$10,250,000 and €100,000 divided into 1,000,000,000 Ordinary Shares of US$0.01 each, 25,000,000 Deferred Shares of US$0.01 each and 100,000 Euro Deferred Shares of €1.00 each.

4.	Rights of shares on issue

Without prejudice to any special rights conferred on the Holders of any existing shares or class of shares and subject to the provisions of the Act, any share may be issued with such rights or restrictions as the Company may by Ordinary Resolution determine.

5.	Ordinary Shares

(a)
On the receipt by a Holder of Ordinary Shares of cash compensation in connection with the Merger (a “Withdrawing Shareholder”), the Company may, by the service of a Company Conversion Notice, convert some or all of the Ordinary Shares held by a Withdrawing Shareholder (the “Withdrawing Shares”) into fully paid Deferred Shares on a one for one basis.  Upon conversion, the Withdrawing Shares shall convert by an automatic process of re-designation into Deferred Shares, without any further action by a Withdrawing Shareholder.

(b)
The conversion of any Ordinary Shares into Deferred Shares in accordance with this Article 5 shall not constitute an alteration, abrogation, variation or modification of the rights attached to those classes of shares.

6.	Deferred Shares

(a)
The holders of the Deferred Shares will not be entitled to receive any dividend or distribution and will not be entitled to receive notice of, nor to attend, speak or vote at any meeting of some or all of the Shareholders of the Company. On a return of assets, whether on liquidation or otherwise, the holders of the Deferred Shares will only be entitled to the payment of a total of €0.001 on such shares provided the net proceeds of the liquidation exceed €100,000,000,000,000 pari passu with the holders of Ordinary Shares and the Euro Deferred Shares and the holders of the Deferred Shares will not be entitled to any further participation in the assets or profits of the Company thereafter.

(b)	The Company may at any time by serving notice on a Holder of the Deferred Shares:

(i)	acquire some or all of the Deferred Shares held by that Holder otherwise than for valuable consideration in accordance with section 102(1) of the Act;

(ii)
appoint any person to execute on behalf of such Holder a transfer(s) in respect of the said Deferred Shares and/or an agreement to transfer the same otherwise than for valuable consideration to the Company (or to any such other person as the Company may nominate) and/or any other document the Board considers necessary or desirable to effectuate the aforementioned acquisition; and

(iii)	cancel any Deferred Shares so acquired.

(c)
A Holder of Deferred Shares may at any time, by serving notice on the Company, request the Company to acquire some or all of the Deferred Shares held by that Holder otherwise than for valuable consideration in accordance with section 102(1) of the Act.  In that event, the Company may:

(i)
appoint any person to execute on behalf of the requesting Holder a transfer(s) in respect of the said Deferred Shares and/or an agreement to transfer the same otherwise than for valuable consideration to the Company (or to any such other person as the Company may nominate) and/or any other document the Board considers necessary or desirable to effectuate the aforementioned acquisition; and

(ii)	cancel any Deferred Shares so acquired.

(d)
In accordance with section 1040(3) of the Act the Company shall, not later than three years after any acquisition by it of any Deferred Shares  as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the issued share capital by the nominal value of the shares so cancelled and the Directors may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with sections 84 and 85 of the Act.

(e)
Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Deferred Shares as aforesaid nor the cancellation thereof by the Company in accordance with this Article 6 shall constitute a variation or abrogation of the rights or privileges attached to the Deferred Shares and accordingly the Deferred Shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof. The rights conferred upon the Holders of the Deferred Shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

7.	Euro Deferred Shares

(a)
The holders of the Euro Deferred Shares will not be entitled to receive any dividend or distribution and will not be entitled to receive notice of, nor to attend, speak or vote at any meeting of some or all of the Shareholders of the Company. On a return of assets, whether on liquidation or otherwise, the holders of the Euro Deferred Shares will only be entitled to the payment of an aggregate sum of €0.001 on all such shares provided the net proceeds of the liquidation exceed €100,000,000,000 pari passu with the holders of Ordinary Shares and the Deferred Shares and the holders of the Euro Deferred Shares will not be entitled to any further participation in the assets or profits of the Company thereafter.

(b)	The Company may at any time by serving notice on the Holders of the Euro Deferred Shares:

(i)
acquire all or any of the Euro Deferred Shares in issue otherwise than for valuable consideration in accordance with section 102(1) of the Act and without obtaining the sanction of the Holders thereof;

(ii)
appoint any person to execute on behalf of the Holders of the said Euro Deferred Shares a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company (or to any such other person as the Company may nominate) and/or any other document the Board considers necessary or desirable to effectuate the aforementioned acquisition;

(iii)	cancel any Euro Deferred Shares so acquired; and

(iv)	pending such acquisition and/or transfer, retain the certificate (if any) for such Euro Deferred Shares.

(c)
In accordance with section 1040(3) of the Act the Company shall, not later than three years after any acquisition by it of any Euro Deferred Shares  as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the issued share capital by the nominal value of the shares so cancelled and the Directors may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with sections 84 and 85 of the Act.

(d)
Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Euro Deferred Shares  as aforesaid nor the cancellation thereof by the Company in accordance with this Article 7 shall constitute a variation or abrogation of the rights or privileges attached to the Euro Deferred Shares and accordingly the Euro Deferred Shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof. The rights conferred upon the Holders of the Euro Deferred Shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

8.	Redeemable shares

(a)
Subject to the provisions of the Act, any shares may be issued on the terms that they are, or at the option of the Company are, liable to be redeemed on such terms and in such manner as the Company may by Special Resolution determine.  In addition and subject as aforesaid, the Company is hereby authorised to redeem (on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles or a Special Resolution of the Company) any of its shares which have been converted into redeemable shares. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as Treasury Shares and re-issue such Treasury Shares as shares of any class or classes or cancel them subject to the provisions of the Act.

(b)	Subject to the provisions of the Act, the Company may convert any of its shares into redeemable shares.

(c)
Subject to Article 8(d), an Ordinary Share shall be automatically converted into a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade (in this Article an “arrangement”) between the Company and any person pursuant to which the Company acquires, agrees to acquire, or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such person.  In these circumstances, the acquisition of such shares or interest in shares by the Company shall constitute the redemption of a Redeemable Share in accordance with Chapter 6 of Part 3 and Chapter 5 of Part 17 of the Act.

(d)
The provisions of Article 8(c) shall not apply to a particular arrangement if the Board resolves, prior to the existence or creation of that arrangement, that the arrangement concerned is to be treated as a purchase or acquisition of shares pursuant to Article 51(a) or as otherwise permitted by the Act (including Section 102(1) of the Act), in which case the arrangement shall be so executed as a purchase or acquisition, in accordance with Article 51(a) and/or the relevant provision(s) of the Act, and not a redemption of shares.

9.	Variation of rights

(a)
The rights attached to any class of shares may be varied or abrogated with the consent in writing of the Holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of a Special Resolution passed at a separate general meeting of the Holders of the shares of the class provided that, if the relevant class of Holders has only one Holder, that person present in person or by proxy shall constitute the necessary quorum.  The rights attached to any class of shares may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up.  To every such meeting the provisions of Article 61 shall apply.

(b)
The rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by these Articles or the terms of the issue of the shares of that class, be deemed to be varied by a purchase or redemption by the Company of its own shares or by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.

10.	Trusts not recognised

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder.  This shall not preclude the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.  The obligations of an Approved Nominee under this Article shall be limited to disclosure of such information relating to the beneficial ownership of any share as has been recorded by it pursuant to arrangements entered into by the Company or approved by the Directors pursuant to which it was appointed an Approved Nominee.

11.	Disclosure of interests

If at any time the Directors are satisfied that any member, or any other person appearing to be interested in shares held by such member:

(a)
(A) has been duly served with a  notice under Section 1062 of the Act (a “Section 1062 notice”) and is in default for the prescribed period (as defined in sub-paragraph (f)(ii)) in supplying to the Company the information thereby required; or (B) in purported compliance with such a Section 1062 notice, has made a statement which is false or inadequate in a material particular, then the Directors may, in their absolute discretion at any time thereafter by notice (a “direction notice”) to such member direct that:

(i)
in respect of the shares in relation to which the default occurred (the “default shares”) the member shall not be entitled to attend or to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company; and

(ii)
where the nominal value of the default shares represents at least one-quarter of one per cent. (0.25%) of the nominal value of the issued shares of the class concerned, then the direction notice may additionally direct that:

(A)
except in a liquidation of the Company, no payment shall be made of any sums due from the Company on the default shares, whether in respect of capital or dividend or otherwise, and the Company shall not have any liability to pay interest on any such payment when it is finally paid to the member (but the provisions of this sub-paragraph (A) shall apply only to the extent permitted from time to time by the listing rules of any Exchange on which the Company’s shares are listed); and/or

(B)	no other distribution shall be made on the default shares; and/or

(C)	no transfer of any of the default shares held by such member shall be registered unless:

(I)
the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Directors may in their absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(II)	the transfer is an approved transfer (as defined in sub- paragraph(f)(iii));

and the Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

(b)
Where any person appearing to be interested in the default shares has been duly served with a direction notice or copy thereof and the default shares which are the subject of such direction notice are held by an Approved Nominee, the provisions of this Article shall be treated as applying only to such default shares held by the Approved Nominee and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Approved Nominee.

(c)
Where the member upon whom a Section 1062 notice is served is an Approved Nominee acting in its capacity as such, the obligations of the Approved Nominee as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Directors pursuant to which it was appointed as an Approved Nominee.

(d)	Any direction notice shall immediately cease to have effect:

(i)	in relation to any shares which are transferred by such member by means of an approved transfer; or

(ii)
when the Directors are satisfied that such member and any other person appearing to be interested in shares held by such member, has given to the Company the information required by the relevant Section 1062 notice.

On any direction notice ceasing to have effect the Company shall pay to the Holder (or, in the case of joint Holders, the first named Holder) on the Register in respect of the default shares as of the record date of any such dividend, distribution or other payment the amount withheld pursuant to the provisions of this Article subject always to the provisions of Article 127 which shall be deemed to apply equally to any amount so withheld.

(e)	The Directors may at any time give notice cancelling a direction notice.

(f)	For the purposes of this Article:

(i)
a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said Section 1062 which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares and (after taking into account the said notification and any other relevant Section 1062 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(ii)
the prescribed period is twenty eight (28) days from the date of service of the said Section 1062 notice unless the nominal value of the default shares represents at least one-quarter of one per cent. (0.25%) of the nominal value of the issued shares of that class, in which case the prescribed period is fourteen (14) days from that date;

(iii)	a transfer of shares is an “approved transfer” if but only if:

(A)
it is a transfer of shares to an offeror by way or in pursuance of acceptance of an offer made to all the Holders (or all the Holders other than the person making the offer and his nominees) of the shares in the Company to acquire those shares or a specified proportion of them; or

(B)
the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with other persons appearing to be interested in such shares; or

(C)	the transfer results from a sale made through the Exchange.

(g)	Nothing contained in this Article shall limit the power of the Company under Section 1066 of the Act.

(h)
For the purpose of establishing whether or not the terms of any notice served under this Article shall have been complied with the decision of the Directors in this regard shall be final and conclusive and shall bind all persons interested.

12.	Allotment of shares

(a)
Subject to the provisions of these Articles relating to new shares, the unissued shares of the Company shall be at the disposal of the Board, and it may (subject to the provisions of the Act) issue, allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as it may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount save in accordance with Sections 71(4) and 1026 of the Act, and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter (1/4) of the nominal amount of the share and the whole of any premium thereon.

(b)
Subject to any requirement to obtain the approval of shareholders under any laws, regulations or the rules of the Exchange, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c)
The Board is, for the purposes of Section 1021 of the Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said Section 1021) up to the amount of the Company’s authorised share capital from time to time and to allot and issue any shares purchased by the Company pursuant to the provisions of Parts 3 and 17 of the Act and held as Treasury Shares and this authority shall expire five years from the date of adoption of these Articles.

(d)
The Board is hereby empowered pursuant to Sections 1021 and 1023(3) of the Act to allot equity securities within the meaning of the said Section 1023 for cash pursuant to the authority conferred by Article 12(c) as if Section 1022 of the Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph had not expired.

(e)	Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

13.	Payment of commission

Subject to the Act, the Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

14.	Payment by instalments

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the Holder of the share.

PART IV - SHARE CERTIFICATES

15.	Issue of certificates

(a)
Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular shares, or to the extent required by the Exchange, a depository, or any operator of any clearance or settlement system, no Shareholder shall be entitled to receive a share certificate for any shares of any class held by him (nor on transferring a part of a holding, to a certificate for the balance).

(b)
Any share certificate, if issued, shall specify the number of shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board.  Such certificates may be under Seal or under a securities seal as provided for by Section 1017 of the Act.  All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register.  All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled.  The Board may authorise certificates to be issued with the Seal or the securities seal and that any signature on such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be a facsimile printed on such certificates. In respect of a share or shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

(c)
Except as required by law, the rights and obligations of the Holders of uncertificated shares and the rights and obligations of the Holders of the shares represented by certificates of the same class, if any, shall be identical.

16.	Replacement of certificates

(a)
Subject to Article 16(b), if a share certificate is defaced, worn out, lost, stolen or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and payment of any exceptional expenses incurred by the Company in investigating evidence or in relation to any indemnity as the Directors may determine, but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

(b)
Any person claiming a share certificate to have been lost, destroyed or stolen, shall make an affidavit or affirmation of that fact, and if required by the Board shall advertise the same in such manner as the Board may require, and shall give the Company, its transfer agents and its registrars a bond of indemnity, in form and with one or more sureties satisfactory to the Board or anyone designated by the Board with authority to act thereon, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, destroyed or stolen.

PART V - LIEN ON SHARES

17.	Extent of lien

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that share.  The Directors, at any time, may declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to all monies payable in respect of it.

18.	Power of sale

The Company may sell in such manner as the Directors determine any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) Clear Days after notice demanding payment, and stating that if the notice is not complied with the share may be sold, has been given to the Holder of the share or to the person entitled to it by reason of the death or bankruptcy of the Holder.

19.	Power to effect transfer

To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the share(s) sold to, or in accordance with the directions of, the purchaser.  The purchaser shall be entered in the Register as the Holder of the share comprised in any such transfer and he shall not be bound to see to the application of the purchase monies nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the purchaser has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

20.	Proceeds of sale

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any monies not presently payable as existed upon the shares before the sale) shall be paid to the person entitled to the shares at the date of the sale.

21.	Liability on shares

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Register as held either jointly or solely by any Holders or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Holder by the Company on or in respect of any shares registered as mentioned above or for or on account or in respect of any Holder and whether in consequence of:

(a)	the death of such Holder;

(b)	the non-payment of any income tax or other tax by such Holder;

(c)	the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such member or by or out of his estate; or

(d)	any other act or thing;

in every such case (except to the extent that the rights conferred upon Holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(A)	the Company shall be fully indemnified by such Holder or his executor or administrator from all liability;

(B)
the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in the Register as held either jointly or solely by such Holder for all monies paid or payable by the Company as referred to above in respect of such shares or in respect of any dividends or other monies thereon or for or on account or in respect of such Holder under or in consequence of any such law, together with interest at the rate of fifteen per cent. (15%) per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

(C)
the Company may recover as a debt due from such Holder or his executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company;

(D)
the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any shares by any such Holder or his executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company;

(E)
subject to the rights conferred upon the holders of any class of shares, nothing in this Article will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Holder as referred to above (and, his executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

Nothing in this Article shall impose any liability or obligation on an Approved Nominee or on any Share held by an Approved Nominee acting in its capacity as such.

PART VI - CALLS ON SHARES

22.	Making of calls

Subject to the terms of allotment, the Directors may make calls upon the members in respect of any monies unpaid on their shares and each member (subject to receiving at least fourteen (14) Clear Days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his shares.  A call may be required to be paid by instalments.  A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

23.	Time of call

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be made by instalments.

24.	Liability of joint holders

The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

25.	Interest on calls

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by Section 2(1) of the Act) but the Directors may waive payment of the interest wholly or in part.

26.	Instalments treated as calls

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

27.	Power to differentiate

Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

28.	Interest on monies advanced

The Directors, if they think fit, may receive from any member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) fifteen per cent. (15%) per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

PART VII - FORFEITURE

29.	Notice requiring payment

(a)
If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

(b)
The notice shall name a further day (not earlier than the expiration of fourteen (14) Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

(c)
If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect.  The forfeiture shall include all dividends or other monies payable in respect of the forfeited shares and not paid before forfeiture.  The Directors may accept a surrender of any share liable to be forfeited hereunder.

(d)
On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

30.	Power of disposal

Subject to the provisions of the Act, a forfeited share shall be deemed to be the property of the Company and may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.  Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person.  The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he shall be registered as the Holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

31.	Effect of forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but nevertheless shall remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares, without any deduction or allowance for the value of the shares at the time of forfeiture but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares.  The Board may waive payment of the sums due wholly or in part.  When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

32.	Statutory declaration

A statutory declaration that the declarant is a Director or the Secretary, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the Holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

33.	Payment of sums due on share issues

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

34.	Surrender of shares

The Directors may accept the surrender of any share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it has been forfeited.

PART VIII - TRANSFER OF SHARES

35.	Form of instrument of transfer

Subject to compliance with the Act and to any applicable restrictions contained in these Articles, applicable law, including U.S. securities laws, and any agreement binding on such Holder as to which the Company is aware, any Holder may transfer all or any of its shares by an instrument of transfer in the usual common form or in any other form or by any other method permissible under applicable law, as may be approved by the Directors.

36.	Execution of instrument of transfer

(a)
The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary, Assistant Secretary or any duly authorised delegate or attorney of the Secretary or Assistant Secretary (whether an individual, a corporation or other body of persons, whether corporate or not, and whether in respect of specific transfers or pursuant to a general standing authorisation) and the Secretary or Assistant Secretary or a relevant authorised delegate shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company.

(b)
In the case of transfers to Cede & Co (or any other affiliate of The Depository Trust Company) the instrument of transfer may be executed by the transferor or alternatively on behalf of the transferor by the Company (acting through the Secretary or such person as may be nominated by the Secretary for this purpose), and the Company shall be deemed to have been irrevocably appointed agent for the transferor with full power to execute, complete and deliver in the name of and on behalf of the transferor transfers of all shares held by the transferor in the share capital of the Company to Cede & Co (or any other affiliate of The Depository Trust Company).

(c)
In the case of transfers other than those to Cede & Co (or any other affiliate of The Depository Trust Company), the instrument of transfer of any share shall be executed by the transferor or alternatively for and on behalf of the transferor by the Company (acting through the Secretary or such person as may be nominated by the Secretary for this purpose), and the Company shall be deemed to have been irrevocably appointed agent for the transferor with full power to execute, complete and deliver in the name of and on behalf of the transferor all such transfers of shares held by the transferor.

(d)
Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares, shall, once executed in accordance with this clause, be deemed to be a proper instrument of transfer for the purposes of Section 94 of the Act.

(e)
The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(f)
Notwithstanding the provisions of these Articles and subject to any regulations made under Section 1086 or 1087 of the Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with Section 1086 or 1087 of the Act or any regulations made thereunder.  The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates, in order to give effect to such regulations.

37.	Stamp duty

Subject to the Act, the Company, at its absolute discretion, may, or may procure that a subsidiary of the Company or any other person shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company.  If stamp duty resulting from the transfer of shares in the Company, which would otherwise be payable by the transferee, is paid by the Company or any subsidiary of the Company on behalf of or as agent for the transferee, then in those circumstances, the Company shall on its behalf or on behalf of any such subsidiary, be entitled to (i) seek reimbursement of the stamp duty from the transferor or transferee (at the Company’s or relevant subsidiary’s discretion), (ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at the Company’s or relevant subsidiary’s discretion) and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or any subsidiary for the amount of stamp duty paid.  The Company’s lien shall extend to all dividends paid on those shares. The members of the Company appoint the Company and any subsidiary of the Company from time to time as their agent in relation to stamp duty.  Nothing in this Article shall impose any liability or obligation on an Approved Nominee or on any Share held by an Approved Nominee acting in its capacity as such.

38.	Refusal to register transfers

The Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of a share which is not fully paid.  The Directors may also decline to recognise any instrument of transfer unless:

(a)
the instrument of transfer is accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of one class of share only;

(c)	the instrument is properly stamped (in circumstances where stamping is required);

(d)	in the case of a transfer to joint holders, the instrument of transfer is in favour of not more than four (4) transferees;

(e)	it is lodged at the Registered Office or at such other place as the Directors may appoint;

(f)
they are satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

(g)	they are satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

39.	Procedure on refusal

If the Directors refuse to register a transfer then, within two (2) months after the date on which the transfer was lodged with the Company, they shall send to the transferee notice of the refusal.

40.	Closing of transfer books

The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in each year) as the Directors may determine.

41.	Absence of registration fees

No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

42.	Retention of transfer instruments

All instruments of transfer shall upon their being lodged with Company remain the property of the Company and the Company shall be entitled to retain them, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

43.	Renunciation of allotment

Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by the allottee in favour of some other person.

44.	Transfer of warrants

Subject to such of the restrictions of these Articles and to such of the conditions of issue of any share warrants as may be applicable, any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

PART IX - TRANSMISSION OF SHARES

45.	Death of a member

In the case of the death of a member, the survivor or survivors, where the deceased was a joint Holder, and the personal representatives of the deceased where he was a sole Holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint Holder from any liability in respect of any share which had been jointly held by him with other persons. For greater certainty, where two or more persons are registered as joint Holders of a share or shares, then in the event of the death of any joint Holder or Holders the remaining joint Holder or Holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint Holder except in the case of the last survivor of such joint Holders.

46.	Transmission on death or bankruptcy

A person becoming entitled to a share in consequence of the death or bankruptcy of a member may elect, upon such evidence being produced as the Directors may properly require, either to become the Holder of the share or to have some person nominated by him registered as the transferee thereof but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be.  If the person so becoming entitled elects to become the Holder he shall give notice to the Company to that effect.  If he elects to have another person registered he shall execute an instrument of transfer of the share to that person.  All of the Articles herein relating to the right to transfer and the registration of transfers of shares will apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

47.	Rights before registration

A person becoming entitled to a share by reason of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall have the rights to which he would be entitled if he were the Holder of the share, except that, before being registered as the Holder of the share, he shall not be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the Holders of any class of shares in the Company, so, however, that the Directors, at any time, may give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within ninety (90) days, the Directors thereupon may withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

PART X - ALTERATION OF SHARE CAPITAL

48.	Increase of capital

The Company from time to time by Ordinary Resolution may increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

49.	Consolidation, sub-division and cancellation of capital

The Company, by Ordinary Resolution, may:

(a)	reduce its authorised share capital;

(b)	consolidate and divide all or any of its share capital into shares of larger amount;

(c)
subject to the Act, subdivide its shares, or any of them, into shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived (and so that the resolution whereby any share is sub-divided may determine that, as between the Holders of the shares resulting from such sub-division, one or more of the shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares);

(d)	make provision for the issue and allotment of shares which do not carry any voting rights;

(e)
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled; or

(f)	subject to applicable law, change the currency denomination of its share capital.

50.	Fractions on consolidation

Subject to the provisions of these Articles, whenever as a result of an issuance, alteration, reorganisation, consolidation, division, or subdivision of the share capital of the Company any member would become entitled to fractions of a share, no such fractions shall be issued or delivered to the members. The Directors may sell, on behalf of those members, the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion, rounding to the nearest cent, among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser.  The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

51.	Purchase of own shares

(a)
Subject to the Act, the Company may, without prejudice to any relevant special rights attached to any class of shares, pursuant to Sections 105 and 1071 of the Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Holders or Holders of the same class) and may cancel any shares so purchased or hold them as Treasury Shares and may reissue any such shares as shares of any class or classes. The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Act. The holder of the shares being purchased shall be bound to deliver up to the Company at its Registered Office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation (or, in the case of any defaced, worn out, lost, stolen or destroyed share certificate, an indemnity in lieu thereof in terms satisfactory to the Board) and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

(b)
The Company may in addition acquire any of its own fully paid shares otherwise than for valuable consideration in accordance with Section 102(1) of the Act and on such other terms (if any) as it deems appropriate and may cancel such shares on acquisition.

52.	Reduction of capital

The Company, by Special Resolution, may reduce its company capital (as defined in Section 64(1) of the Act) in any manner and with, and subject to, any incident authorised, and consent required, by law. In relation to such reductions, the Company may by Special Resolution determine the terms upon which the reduction is to be effected, including in the case of a reduction of part only of any class of Shares, those Shares to be affected.

53.	Financial assistance

The Company may give any form of financial assistance which is permitted by the Act for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in the Company’s holding company.

PART XI - GENERAL MEETINGS

54.	General Meetings outside Ireland & satellite meetings

(a)	Subject to Section 176 of the Act, all general meetings of the Company may be held outside Ireland.

(b)
Subject to the Act, the Board may resolve to enable persons entitled to attend a general meeting of the Company to do so by simultaneous attendance and participation by means of two-way, audio visual electronic facilities at a satellite meeting place anywhere in the world and by such electronic means as the Board may from time to time approve. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote will be counted in the quorum for, and will be entitled to vote at, the meeting in question if the chairman is satisfied that the conditions referred to in Articles 54(c) (i), (ii) and (iii) have been met.

(c)
If it appears to the chairman of a general meeting that the place of the meeting (or any satellite meeting) specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend, the meeting nevertheless is duly constituted and its proceedings nevertheless are valid if the chairman is satisfied that adequate facilities have been made available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to:

(i)
communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities;

(ii)	have access to all documents which are required by the Act and these Articles to be made available at the meeting; and

(iii)	participate in any poll required to vote on any resolutions of the Company,

and in that case the chairman may elect to use such adequate facilities described in this Article for the purposes of the meeting and any provision of these Articles relating to meetings will apply to any meeting so extended by the use of such facilities.

(d)
The chairman of the general meeting will be present at, and the meeting will be deemed to take place at, the principal meeting place. If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place are or become inadequate for the purposes referred to in Articles 54(c) (i), (ii) and (iii), the chairman may, without the consent of the meeting adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment will be valid.

(e)
The Board may, and at any general meeting or meeting of a class of members, the chairman of such meeting may, make any arrangement and impose any requirement as may be reasonable for the purpose of verifying the identity of members participating by way of electronic facilities, as described in Article 54(b).

55.	Annual general meetings

The Company shall hold in each year a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it.  Not more than fifteen (15) months shall elapse between the date of one (1) annual general meeting and that of the next.

56.	Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

57.	Convening general meetings

(a)
The Directors may whenever they think fit convene general meetings.  Extraordinary general meetings may also be convened on such requisition, or in default may be convened by such requisitionists, and in such manner as may be provided by the Act.

(b)
Upon request in writing of Shareholders holding such number of shares as is prescribed by Section 178 of the Act (as amended by Section 1101 of the Act), delivered to the Registered Office, it shall be the duty of the Directors to convene a general meeting to be held within two (2) months from the date of the deposit of the requisition in accordance with Section 178 of the Act (as amended by Section 1101 of the Act).  If such notice is not given within two (2) months after the delivery of such request, the requisitionists, or any one (1) of them representing more than one half (1/2) of the total voting rights of all of them, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three (3) months from the said date and any notice of such meeting shall be in compliance with these Articles.

(c)	Any request to convene an extraordinary general meeting pursuant to Article 57(b) must be made in accordance with Article 78.

58.	Postponing or cancelling general meetings

(a)
The Directors may postpone a general meeting of the members (other than a meeting requisitioned by a member in accordance with Section 178 of the Act (as amended by Section 1101 of the Act) or where the postponement of which would be contrary to the Act or a court order pursuant to the Act) after it has been convened, and notice of such postponement shall be served in accordance with Article 60 upon all members entitled to notice of the meeting so postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Article 60.

(b)
The Directors may, with cause, cancel a general meeting of the members (other than a meeting requisitioned by a member in accordance with Section 178 of the Act (as amended by Section 1101 of the Act) or where the cancellation of which would be contrary to the Act or a court order pursuant to the Act) after it has been convened, and notice of such cancellation shall be served in accordance with Article 60 upon all members entitled to notice of the meeting so cancelled.

59.	Class meetings

All provisions of these Articles relating to general meetings of the Company shall apply equally to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that:

(a)
the necessary quorum shall be two (2) or more Holders (or, if there is only one (1) Holder of the relevant class or series of Holders, one (1) Holder) present in person or by proxy or, at any adjourned meeting of such Holders, one Holder present in person or by proxy, whatever the amount of his holding, shall be deemed to constitute the necessary quorum;

(b)	any Holder of shares of the class present in person or by proxy may demand a poll; and

(c)	on a poll, each Holder of shares of the class shall have one vote in respect of every share of the class held by him.

60.	Notice of general meetings

(a)
Subject to the provisions of the Act allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a Special Resolution shall be called by at least twenty-one (21) Clear Days’ notice and all other extraordinary general meetings shall be called by at least fourteen (14) Clear Days’ notice.

(b)
Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company.  It shall also give particulars of the Directors who are to retire at the meeting and of any persons who are recommended by the Board or a committee thereof for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting.  Provided that the latter requirement shall only apply where notice of the intention to propose the person has been received by the Company in accordance with the provisions of these Articles. Subject to any restrictions imposed on any shares, the notice of the meeting shall be given to all the Holders of any class of shares of the Company as of the record date set by the Directors other than shares which, under the terms of these Articles or the terms of allotment of such shares, are not entitled to receive such notice from the Company, and to the Directors and the Auditors.

(c)
The accidental omission to give notice of a meeting to, or, in cases where instruments of proxy are sent out without the notice, the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or instrument of proxy by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

(d)
Where, by any provision contained in the Act, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors of the Company have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight (28) days (or such shorter period as the Act permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Act.

(e)
Notice of every general meeting shall be given in any manner permitted by these Articles to all Shareholders (other than those who, under the provisions of these Articles or the terms of issue of the shares which they hold, are not entitled to receive such notice from the Company) and to each Director, to the Auditors and to the Secretary.

PART XII - PROCEEDINGS AT GENERAL MEETINGS

61.	Quorum for general meetings

(a)
No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business.  Except as provided in relation to an adjourned meeting, two (2) or more Shareholders (or, if there is only one (1) Shareholder of the relevant class or series of Shareholders, one (1) Shareholder) present in person or by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting)  and holding shares representing at least fifty per cent. (50%) of the issued shares carrying the right to vote at such meeting shall constitute a quorum.  Abstention and broker votes not voted by Shareholders present in person or by proxy will be counted as present for purposes of determining whether there is a quorum.

(b)
If such a quorum is not present within half an hour (30 minutes) from the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place (unless Shareholders are notified of another place), or to such time and place as the Directors may determine.  If at the adjourned meeting such a quorum is not present within half an hour (30 minutes) from the time appointed for the meeting, the meeting, if convened otherwise than by resolution of the Directors, shall be dissolved, but if the meeting shall have been convened by resolution of the Directors, one (1) person entitled to be counted in a quorum present at the meeting shall be a quorum.

62.	Security of the meeting

The Board may, and at any general meeting or meeting of a class of members, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of the meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting or meeting of a class of members, the chairman of such meeting, is entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

63.	Business of the meeting

(a)
No business may be transacted at a meeting of Shareholders, other than business that is either proposed by or at the direction of the Directors; proposed at the direction of the High Court of Ireland; proposed on the requisition in writing of such number of members as is prescribed by, and is made in accordance with, the relevant provisions of the Act and Articles 57(b) and 78 hereof and, in respect of an annual general meeting only, these Articles; or the chairman of the meeting determines in his absolute and sole discretion that the business may properly be regarded as within the scope of the meeting.

(b)
For business or nominations to be properly brought by a member at any general meeting, it must be brought in accordance with Articles 78, 79 and 80 and the member proposing such business must be a Holder of record at the time of giving of the notice.

64.	Special business

All business shall be deemed special that is transacted at an extraordinary general meeting.  All business that is transacted at an annual general meeting shall also be deemed special, with the exception of declaring a dividend, the consideration of the statutory financial statements and the report of the Directors and the report of the Auditors on those statements and the report of the Directors, the review by the members of the Company’s affairs, the election of Directors in the place of those retiring, the fixing of the remuneration of the Directors, subject to Sections 380 and 382 to 385 of the Act, the appointment or the re-appointment of the Auditors and the fixing of the remuneration of the Auditors.

65.	Chairman of general meetings

(a)
The chairman of the board of Directors or, in his absence, the deputy chairman (if any) or, in his absence, some other Director nominated by the Directors, shall preside as chairman at every general meeting of the Company.  If at any general meeting none of such persons shall be present within fifteen minutes (15) after the time appointed for the holding of the meeting and willing to act, the Directors present shall elect one (1) of their number to be chairman of the meeting and, if there is only one (1) Director present and willing to act, he shall be chairman.

(b)
If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of the members personally present to be chairman of the meeting.

66.	Directors’ and Auditors’ right to attend general meetings

A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company.  The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.

67.	Adjournment of general meetings

The chairman, with the consent of a meeting at which a quorum is present, may (and if so directed by the meeting, shall) adjourn the meeting to an alternative time or indefinitely and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.  Where a meeting is adjourned indefinitely, the time and place for the adjourned meeting shall be fixed by the Directors.  When a meeting is adjourned for fourteen (14) days or more or indefinitely, at least seven (7) Clear Days’ notice shall be given specifying the time and meeting and the general nature of the business to be transacted.  Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

68.	Resolutions

(a)	Subject to the Act, a resolution may only be put to a vote at a general meeting of the Company if:

(i)	it is specified in the notice of the meeting; or

(ii)	it is otherwise properly brought before the meeting by the chairman of the meeting or by or at the direction of the Board; or

(iii)	it is proposed at the direction of a court of competent jurisdiction; or

(iv)
it is proposed with respect to an extraordinary general meeting in the requisition in writing for such meeting made by such number of Shareholders as is prescribed by (and such requisition in writing is made in accordance with) Section 178 of the Act (as amended by Section 1101 of the Act); or

(v)	it is proposed in accordance with Article 98; or

(vi)	the chairman of the meeting in his discretion decides that the resolution may properly be regarded as within the scope of the meeting.

(b)
No amendment may be made to a resolution at or before the time when it is put to a vote unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

(c)
If the chairman of the meeting rules a resolution or an amendment to a resolution inadmissible or out of order, as the case may be, the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive, subject to any subsequent order by a court of competent jurisdiction.

69.	Determination of resolutions

(a)	Except where a greater majority is required by the Act or these Articles, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast.

(b)
At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded.  Unless a poll is so demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.  The demand for a poll may be withdrawn before the poll is taken but only with the consent of the chairman, and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

70.	Entitlement to demand poll

Subject to the provisions of the Act, a poll may be demanded:

(a)	by the chairman of the meeting;

(b)	by at least three (3) members present (in person or by proxy) having the right to vote at the meeting;

(c)	by any member or members present (in person or by proxy) representing not less than one-tenth (1/10) of the total voting rights of all the members having the right to vote at the meeting; or

(d)
by a member or members present (in person or by proxy) holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth (1/10) of the total sum paid up on all the shares conferring that right.

71.	Taking of a poll

(a)
Save as provided in paragraph (b) of this Article, a poll shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll.  The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

(b)
A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken either forthwith or at such time (not being more than thirty (30) days after the poll is demanded) and place as the chairman of the meeting may direct.  The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.  If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(c)
No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded.  In any other case at least seven (7) Clear Days’ notice shall be given specifying the time and place at which the poll is to be taken.

(d)	A Holder entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses.

72.	Votes of members

Votes may be given either personally or by proxy or a duly authorised representative of a corporate member.  Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member shall have one (1) vote, so, however, that no individual shall have more than one (1) vote, and on a poll every member present in person or by proxy or a duly authorised representative of a corporate member shall have one (1) vote for every share carrying voting rights of which he is the Holder.  On a poll a member entitled to more than one (1) vote need not use all his votes or cast all the votes he uses in the same way.

73.	Voting by joint Holders

Where there are joint Holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such share shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the share.

74.	Voting by incapacitated Holders

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll.  Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Registered Office or at such other address as is specified in accordance with these Articles for the receipt of appointments of proxy, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

75.	Written resolution of the members

(a)
Subject to Section 191 of the Act a resolution in writing signed by all of the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act.  Any such resolution shall be served on the Company.

(b)
For the purposes of any written resolution under this Article, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this Article, a reference to such date.

76.	Restriction of voting rights

Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of shares in the Company, either in person or by proxy, or to exercise any privilege as a member in respect of any share held by him unless all monies then payable by him in respect of that share have been paid.

77.	Time for objection to voting

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered and every vote not disallowed at such meeting shall be valid.  Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

78.	Notice members’ business for extraordinary general meetings

A member’s notice to the Secretary in respect of a meeting requisitioned in accordance with Article 57(b) must set forth as to each matter such member proposes to bring before the meeting:

(a)
a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the Articles, the text of the proposed amendment) and the reasons for conducting such business at the meeting;

(b)	as to the member giving the notice:

(i)	the name and address, as they appear in the Register, of such member and any Member Associated Person covered by clause (ii) below;

(ii)	(A)	the class and number of shares of the Company which are held of record or are beneficially owned by the member and by any Member Associated Person with respect to the Company’s securities; (B) a description of any agreement, arrangement or understanding in connection with the proposal of such business between or among such member and any Member Associated Person, any of their respective affiliates or associates, and any others (including their names) acting as a “group” (as such term is used in Rule 13d-5(b) under the Exchange Act) with any of the foregoing; (C) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned securities) that has been entered into, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of, such member or such Member Associated Person, with respect to shares of the Company; (D) a representation that the member is a Holder of shares of the Company (either of record or beneficially) entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (E) a representation whether the member or the Member Associated Person, if any, intends or is part of a group which intends (x) to deliver a proxy statement and / or form of proxy to Holders of at least the percentage of the Company’s outstanding shares required to adopt the proposal and / or (y) otherwise to solicit proxies from members in support of such proposal. If requested by the Company, the information required under clauses (A), (B) and (C) of the preceding sentence shall be supplemented by such member and any Member Associated Person not later than ten (10) days after the later of the record date for the meeting or the date notice of the record date is first publicly disclosed to disclose such information as of the record date; and

(c)	any material interest of the member or any Member Associated Person in such business.

The chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Article, and if any proposed business is not in compliance with this Article, to declare that such defective proposal shall be disregarded. The chairman of such meeting shall, if the facts reasonably warrant, refuse to acknowledge that a proposal that is not made in compliance with the procedure specified in this Article, and any such proposal not properly brought before the meeting, be considered.

79.	Notice of member Director nominations for extraordinary general meetings

A member’s notice to the Secretary in respect of a meeting requisitioned in accordance with Article 57(b) must set forth as to each nomination such member proposes to bring before the meeting:

(a)
as to each person whom the member proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class, series and number of shares which are beneficially owned by such person, (iv) particulars which would, if he were so appointed, be required to be included in the Company’s register of Directors and Secretaries and (v), all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or its otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as nominee and to serving as director if elected); and

(b)	as to the member giving the notice, the provisions of Article 78(b) apply mutatis mutandis.

80.	Member nominations for extraordinary general meetings

(a)
The Company may require any proposed nominee to furnish such other information as it may reasonably require, including the completion of any questionnaires to determine the eligibility of such proposed nominee to serve as a Director of the Company and the impact that such service would have on the ability of the Company to satisfy the requirements of laws, rules, regulations and listing standards applicable to the Company or its Directors.

(b)
The chairman of the meeting shall have the power and duty to determine whether a nomination to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Article, and if any proposed nomination is not in compliance with this Article, to declare that such defective nomination shall be disregarded. The chairman of such meeting shall, if the facts reasonably warrant, refuse to acknowledge a nomination that is not made in compliance with the procedure specified in this Article, and any such nomination not properly brought before the meeting shall not be considered.

(c)
Notwithstanding the foregoing provisions of Articles 78 and 79, unless otherwise required by law, if the member (or a qualified representative of the member) does not appear at the general meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For the purposes of Articles 78 and 79, to be considered a qualified representative of the member, a person must be a duly authorised officer, manager or partner of such member or must be authorised by written notice executed by such member or an electronic transmission delivered by such member to act for such member as proxy at the meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the general meeting of members.

(d)
In addition, if the member intends to solicit proxies from the members of the Company, such member shall notify the Company of this intent in accordance with Rule 14a-4 and/or Rule 14a-8 under the Exchange Act. Any references in these Articles to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to member nominations or proposals as to any other business to be considered pursuant to these Articles and compliance with these Articles shall be the exclusive means for a member to make nominations or submit proposals for any other business to be considered at a general meeting (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, or any successor rule). Nothing in these Articles shall be deemed to affect any rights of members to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations under the Exchange Act.

81.	Appointment of proxy

(a)
Every member entitled to attend and vote at a general meeting may appoint a proxy or proxies to attend, speak and vote on his behalf provided that, where a shareholder appoints more than one (1) proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to a different share or shares held by him.  The appointment of a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be signed by or on behalf of the appointer. The signature on such appointment need not be witnessed. A body corporate may sign a form of proxy under its common seal, under the hand of a duly authorised officer thereof or in such manner as the Directors may approve. A proxy need not be a member of the Company. The appointment of a proxy in electronic form shall only be effective in such manner as the Directors may approve.

(b)
An appointment of a proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

(c)
A standing proxy shall be valid for all meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received by the Company. Where a standing proxy exists, its operation shall be deemed to have been suspended at any meeting or adjournment thereof at which the Holder is present or in respect to which the Holder has specially appointed a proxy. The Directors may from time to time require such evidence as they shall deem necessary as to the due execution and continuing validity of any standing proxy and the operation of any such standing proxy shall be deemed to be suspended until such time as the Directors determine that they have received the requested evidence or other evidence satisfactory to it.

(d)
The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

(e)
Subject to the foregoing, a Holder may appoint a proxy by means of an “omnibus” or “enduring” proxy with or without a power of substitution. Such “omnibus” or “enduring” proxy may provide that all persons who appear in a specified register maintained by an Approved Nominee (each a “specified holder”) may act as proxy for so long as the name of the specified holder appears in the specified Approved Nominee register in respect of the relevant number of Shares which appear opposite the name of the specified holder in the Approved Nominee register from time to time (the “Relevant Shares”) in relation to all meetings of the Company, and if any specified holder does not attend a meeting of the Company, the relevant Holder may appoint such other persons as may be nominated by the specified holder from time to time in accordance with the proxy registration system for specified holders as the Holder’s proxy in relation to all meetings of the Company in respect of the Relevant Shares.

(f)
The instrument of proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the registered office of the Company or at such other place within Ireland as is specified for that purpose in the notice convening the relevant meeting, and shall be so deposited not later than:

(i)	48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(ii)	in the case of a poll, 48 hours before the time appointed for the taking of the poll.

82.	Electronic appointment of proxy

Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Holder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.

83.	Bodies corporate acting by representatives at meetings

Any body corporate which is a member of the Company may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or any class of members of the Company, and any person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. Where a member appoints more than one representative in relation to a general meeting, each representative must be appointed to exercise rights attached to a different share or shares held by the member.  The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

84.	Effect of proxy appointment

A proxy shall have the right to exercise all or any of the rights of his appointer, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he has appointed to the proxy to attend, to demand or join in demanding a poll and to speak and vote at a general meeting of the Company. Unless his appointment provides otherwise, a proxy may vote or abstain in his discretion on any resolution put to the vote. The appointment of a proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. The instrument appointing a proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.  The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

85.	Effect of revocation of proxy or of authorisation

A vote given or poll demanded in accordance with the terms of an appointment of a proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the previous death, insanity or winding up of the principal or revocation of the proxy or of the authority under which the proxy or authority was executed or the transfer of the share in respect of which the proxy or authority is given, if no intimation in writing (whether in electronic form or otherwise) of such death, insanity, winding up, revocation or transfer as aforesaid is received by the Company at the Registered Office, at least one (1) hour before the commencement of the meeting or adjourned meeting at which the proxy is used or the representative acts provided however that where such intimation is given in electronic form it shall have been received by the Company at least 24 hours (or such lesser time as the Directors may specify) before the commencement of the meeting.

PART XIII – DIRECTORS

86.	Number of Directors

The number of Directors will not be less than two (2) and will not exceed such number as may from time to time be fixed by the Board.  The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment.  If there be no Director or Directors able or willing to act then any two (2) Shareholders may summon a general meeting for the purpose of appointing Directors.

87.	Share qualification

A Director shall not require a share qualification.  A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

88.	Ordinary remuneration of Directors

(a)	Each Director shall be entitled to receive such fees for his services as a Director, if any, as the Board may from time to time determine.

(b)
The Board may from time to time determine that, subject to the requirements of the Act, all or part of any fees or other remuneration payable to any Director of the Company shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

89.	Special remuneration of Directors and use of Company property

(a)
Any Director who holds any executive office (including for this purpose the office of chairman or deputy chairman) or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

(b)
The Directors are expressly permitted (as contemplated by Section 228(1)(d) of the Act) to use the Company’s property subject to any conditions as may be set by the Board from time to time (or as may be set pursuant to any authority delegated pursuant to Part XIV of these Articles).

90.	Expenses of Directors

The Directors may be paid all reasonable travelling, hotel and incidental expenses properly incurred by them in the conduct of the Company’s business or in the discharge of their duties as Director including in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of shares or of debentures of the Company.

91.	Other positions

Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as Holder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.

PART XIV - POWERS OF DIRECTORS

92.	Directors’ powers

Subject to the provisions of the Act, the Memorandum and these Articles and to any directions by the members given by Special Resolution, not being inconsistent with these Articles or with the Act, the business of the Company shall be managed by the Directors who may do all such acts and things and exercise all the powers of the Company as are not by the Act or by these Articles required to be done or exercised by the Company in general meeting.  No alteration of the Memorandum or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.  The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

93.	Power to delegate

Without prejudice to the generality of the preceding Article, the Directors may delegate any of their powers to any managing Director or any Director holding any other executive office.  Any such delegation may be made subject to any conditions the Directors may impose, either collaterally with or to the exclusion of their own powers and may be revoked.

94.	Appointment of attorneys

The Directors, from time to time and at any time by power of attorney may appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit.  Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit and may authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

95.	Borrowing powers

Subject to the Act the Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount subject to any limitations by applicable law or Exchange rules.

96.	Execution of negotiable instruments

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall determine from time to time by resolution.

PART XV - APPOINTMENT AND RETIREMENT OF DIRECTORS

97.	Appointment of Directors

(a)
Each Director shall retire at the annual general meeting held in the calendar year following the year in which he was appointed or last re-appointed but unless he falls within Article 97(b) below he shall be eligible for re-appointment.

(b)
A Director shall also retire at any general meeting if he has agreed to do so (whether in accordance with the terms of his appointment or otherwise) and, unless the Directors have agreed otherwise, he shall not be eligible for re-appointment.

(c)	Any Director whose term of office is expiring at an annual general meeting will retain office until the close of that meeting.

98.	Nominations of Directors

No person shall be appointed a Director, unless nominated in accordance with the provisions of this Article or Article 101. Nominations of persons for appointment as Directors may be made:

(a)	by recommendation of the Board or a committee thereof; or

(b)
with respect to election at an extraordinary general meeting requisitioned in accordance with Section 178 of the Act (as amended by Section 1101 of the Act), by a Shareholder or Shareholders who hold Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting and in compliance with the other provisions of these Articles and the Act relating to nominations of Directors and the proper bringing of special business before an extraordinary general meeting; or

(c)
by Holders of any class or series of shares in the Company then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue, (sub-clauses (b) and (c) being the exclusive means for a Shareholder to make nominations of persons for election to the Board).

For nominations of persons for election as Directors at an extraordinary general meeting to be in proper written form, a Shareholder’s notice must comply with the requirements set out in Article 79.

The determination of whether a nomination of a candidate for election as a Director of the Company has been timely and properly brought before such meeting in accordance with this Article will be made by the chairman of such meeting. If the chairman determines that any nomination has not been timely and properly brought before such meeting, he or she will so declare to the meeting and such defective nomination will be disregarded.

99.	Retirement

Subject to Article 100, a Director who retires at an annual general meeting may be reappointed, if willing to act.  If he is not reappointed (or deemed to be reappointed pursuant to these Articles) he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

100.	Deemed reappointment

If a Director stands for re-election, he shall be deemed to have been re-elected, unless at such meeting the Ordinary Resolution for the re-election of such Director has been defeated.

101.	Appointment of additional Directors

Subject as aforesaid, the Directors may appoint a person to be a Director either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors.

PART XVI - DISQUALIFICATION AND REMOVAL OF DIRECTORS

102.	Disqualification of Directors

The office of a Director shall be vacated thereupon if the Director:

(a)	is restricted or disqualified from acting as a director of any company under the provisions of Part 14 of the Act;

(b)	becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	in the opinion of a majority of the Board, becomes incapable by reason of mental disorder of discharging his duties as a Director;

(d)	(not being a Director holding for a fixed term an executive office in his capacity as a Director) resigns his office by notice to the Company;

(e)	is convicted of an indictable offence, unless the Directors otherwise determine;

(f)
shall have been absent for more than six (6) consecutive months without permission of the Directors from meetings of the Directors held during that period, and the Directors pass a resolution that by reason of such absence he has vacated office;

(g)	is required in writing (whether in electronic form or otherwise) by all his co-Directors to resign; or

(h)	is removed from office under Section 146 of the Act or Article 103.

103.	Removal of Directors

The Company, by Ordinary Resolution of which extended notice has been given in accordance with the provisions of the Act, may remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, by Ordinary Resolution appoint another person as Director in his stead.  The person appointed shall be subject to retirement at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article shall be taken as depriving a person removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.

PART XVII - DIRECTORS’ OFFICES AND INTERESTS

104.	Executive offices

(a)
The Directors may appoint one (1) or more of their body to the office of chairman, President, Vice-President, Managing Director or Joint Managing Director or to any other executive office (except that of Auditor) under the Company (including, where considered appropriate, the office of chairman) on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may revoke any such appointment at any time.

(b)
A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

(c)
The appointment of any Director to the office of chairman, President, Vice-President, Managing Director or Joint Managing Director shall determine automatically if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(d)
The appointment of any Director to any other executive office shall not determine automatically if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claims for damages for breach of any contract of service between him and the Company.

(e)
A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

(f)
Any person elected or appointed pursuant to this Article shall hold his office or other position for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of the Board. Any such revocation or variation shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him and the Company which may be involved in such revocation or variation. If any such office or other position becomes vacant for any reason, the vacancy may be filled by the Board.

(g)
In addition, the Board may appoint any person, whether or not he is a Director, to hold such executive or official position (except that of Auditor) as the Board may from time to time determine. The same person may hold more than one office or executive or official position.

(h)
Except as provided in the Act or these Articles, the powers and duties of any person elected or appointed to any office or executive or official position pursuant to this Article shall be such as are determined from time to time by the Board.

(i)
The use or inclusion of the word “officer” (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Act.

105.	Directors’ interests

(a)
Subject to the provisions of the Act, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director or entities in which any such Director has an interest or of which any such director is an officer, director, member, partner or employee, notwithstanding his office:

(i)
may be a party to, or otherwise interested in, any transaction or arrangement with the Company or any subsidiary or associated company thereof or in which the Company or any subsidiary or associated company thereof is otherwise interested;

(ii)
may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company or any subsidiary or associated company thereof is otherwise interested; and

(iii)
shall not be accountable, by reason of his office, to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

(b)
Subject to the provisions of the Act, no Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.  The nature of a Director’s interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Directors held after he becomes so interested.

(c)
A copy of every declaration made and notice given under this Article shall be entered within three days after the making or giving thereof in a book kept for this purpose.  Such book shall be open for inspection without charge by any Director, Secretary, Auditor or member of the Company at the Registered Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

(d)
The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

(e)
Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor for the Company.

(f)	For the purposes of this Article:

(i)
a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(ii)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

106.	Restriction on Directors’ voting

(a)
A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the Act and these Articles with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present, but the resolution with respect to the contract, transaction or arrangement will fail unless it is approved by a majority of the disinterested Directors voting on the resolution.

(b)
Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(c)	For the purposes of this Article, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director.

(d)	The Company by Ordinary Resolution may suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

(e)
The provisions of Section 228(1)(e) of the Act shall not apply to restrict any Director from entering into any commitment that has been approved by the Board (or which has been has been approved pursuant to any authority delegated by the Board in accordance with Part XIV of these Articles).

107.	Entitlement to grant pensions

The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary or associated company of the Company or a predecessor in business of the Company or of any such subsidiary or associated company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits and for such purposes any Director accordingly may be, become or remain a member of, or rejoin, any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder.  The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.

PART XVIII - PROCEEDINGS OF DIRECTORS

108.	Convening and regulation of Directors’ meetings

(a)
Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.  A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors.  Any Director may waive notice of any meeting and any such waiver may be retrospective.  If the Directors so resolve, it shall not be necessary to give notice of a meeting of the Directors to any Director who, being a resident of Ireland, is for the time being absent from Ireland.

(b)
Notwithstanding anything in these Articles or in the Act which might be construed as providing to the contrary, notice of every meeting of the Directors shall be given to all Directors either by mail not less than 48 hours before the date of the meeting, by telephone, email, or any other electronic means on not less than 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances. Any Director may waive any notice required to be given under these Articles, and the attendance of a Director at a meeting shall be deemed to be a waiver by such Director.

109.	Quorum for Directors’ meetings

(a)	The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be a majority of the Directors.

(b)
The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.

110.	Voting at Directors’ meetings

Questions arising at any meeting of Directors shall be decided by a majority of votes.  Where there is an equality of votes, the chairman of the meeting shall have a second or casting vote.

111.	Board committees

The Board may from time to time designate committees of the Board, with such powers and duties as the Board may decide to confer on such committees, and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Adequate provision shall be made for notice to members of all meetings of committees; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committees.  Subject to no appointment to the office of chairman of any such Committee having been made pursuant to a resolution of the Board, a committee may elect a chairman of its meeting. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting. Subject to any provisions of this Article, the proceedings of a committee shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying.

112.	Telecommunication meetings

A meeting of the Directors or any committee appointed by the Directors may be held by means of such telephone, electronic or other communication facilities (including, without limiting the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

113.	Chairman of the Board

Subject to any appointment to the office of chairman made pursuant to these Articles, the Directors may elect a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman is elected or if at any meeting the chairman is unwilling to act or is not present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be chairman of the meeting.

114.	Validity of acts of Directors

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, shall be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

115.	Directors’ resolutions or other documents in writing

A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents.

116.	Minutes of meetings

The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers and committees made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any Directors and all other members thereof present at every meeting of any committee appointed by the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Holders of any class of shares in the Company and of the Directors and of committees of Directors.

Any such minute as aforesaid, if purporting to be signed by the chairman of the meeting at which the proceedings were had, or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matter stated in such minute without any further proof.

PART XIX - THE SECRETARY

117.	Appointment of Secretary

The Secretary shall (subject to Section 1112 of the Act) be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them.  Anything required or authorised by the Act or these Articles to be done by the Secretary may be done, if the office is vacant or there is for any other reason no Secretary readily available and capable of acting, by or to any assistant or acting secretary readily available and capable of acting, or by or to any officer of the Company authorised generally or specially in that behalf by the Directors; provided that any provision of the Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

PART XX – RIGHTS PLAN

118.	Rights plan

Subject to applicable law, the Board is hereby expressly authorised to adopt any shareholder rights plan or similar plan, agreement or arrangement pursuant to which, under circumstances provided therein, some or all Shareholders will have rights to acquire Shares or interests in Shares at a discounted price, upon such terms and conditions as the Board deems expedient and in the best interests of the Company.

PART XXI - THE SEAL

119.	Use of Seal

The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Act) shall be used only by the authority of the Directors or of a committee authorised by the Directors.

120.	Seal for use abroad

The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad and a securities seal as provided for in Section 1017 of the Act and such powers shall be vested in the Directors.

121.	Signature of sealed instruments

(a)
Every instrument to which the Seal shall be affixed shall be signed by a Director and shall also be signed by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose save that as regards any certificates for shares or debentures or other securities of the Company the Directors may determine by resolution that such signatures or either of them shall be dispensed with, or be printed thereon or affixed thereto by some method or system of mechanical signature provided that in any such case the certificate to be sealed shall have been approved for sealing by the Secretary or by the registrar of the Company or by the Auditors or by some other person appointed by the Directors for this purpose in writing (and, for the avoidance of doubt, it is hereby declared that it shall be sufficient for approval to be given and/or evidenced either in such manner (if any) as may be approved by or on behalf of the Directors or by having certificates initialled before sealing or by having certificates presented for sealing accompanied by a list thereof which has been initialled).

(b)
For the purposes of this Article, any instrument in electronic form to which the seal is required to be affixed, shall be sealed by means of an advanced electronic signature based on a qualified certificate of a Director and the Secretary or of a second Director or by some other person appointed by the Directors for the purpose.

PART XXII - DIVIDENDS AND RESERVES

122.	Declaration of dividends

Subject to the provisions of the Act, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the members, but no such dividend shall exceed the amount recommended by the Directors.

123.	Interim and fixed dividends

Subject to the provisions of the Act, the Directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution.  If the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company’s profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company.  Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.  Provided the Directors act in good faith they shall not incur any liability to the Holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

124.	Payment of dividends

(a)
Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid.  Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.  For the purposes of this Article, no amount paid on a share in advance of calls shall be treated as paid on a share.

(b)	If several persons are registered as joint Holders of any share, any one of them may give effectual receipts for any dividend or other monies payable on or in respect of the share.

125.	Deductions from dividends

The Directors may deduct from any dividend or other monies payable to any member in respect of a share any monies presently payable by him to the Company in respect of that share.

126.	Dividends in specie

The Board or any general meeting declaring a dividend (upon the recommendation of the Board), may direct that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all the members and may vest any such specific assets in trustees as may seem expedient to the Board.

127.	Dividend payment mechanism

(a)
Any dividend or other monies payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the Register or to such person and to such address as the Holder or joint Holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company.  Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other monies payable in respect of the share.  Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein.  The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

(b)
In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the Holder or joint Holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other monies by means of the relevant system concerned (subject always to the facilities and requirements of that relevant system).  Every such payment made by means of the relevant system shall be made in such manner as may be consistent with the facilities and requirements of the relevant system concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of an instruction to the operator of the relevant system to credit the cash memorandum account of the Holder or joint Holders.

128.	Dividends not to bear interest

No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

129.	Payment to Holders on a particular date

Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the Holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se of transferors and transferees of any such shares in respect of such dividend. The provisions of this Article shall apply equally to capitalisations to be effected in pursuance of these Articles.  Any dividend, interest or other sum payable which remains unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

130.	Unclaimed dividends

If the Directors so resolve, any dividend which has remained unclaimed for six (6) years from the date of its declaration shall be forfeited and cease to remain owing by the Company.  The payment by the Directors of any unclaimed dividend or other monies payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

131.	Reserves

Before recommending any dividend, the Directors may carry to reserve out of the profits of the Company such sums as they think proper.  All sums standing to reserve may be applied from time to time in the discretion of the Directors for any purpose to which the profits of the Company may be properly applied and at the like discretion may be either employed in the business of the Company or invested in such investments as the Directors may lawfully determine.  The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine.  Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried.  The Directors may also carry forward, without placing the same to reserve, any profits which they may think it prudent not to divide.

PART XXIII – ACCOUNTS

132.	Accounts

(a)	The Directors shall cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

(i)	correctly record and explain the transactions of the Company;

(ii)	will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(iii)	will enable the Directors to ensure that any financial statements of the Company can be prepared in accordance with the requirements of the Act; and

(iv)	will enable the financial statements of the Company so prepared to be audited.

The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year.  Adequate accounting records shall not be deemed to be kept if there are not kept such accounting records as are necessary to facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit or loss of the Company and, if relevant, the group and to explain its transactions.

The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its shareholders or persons nominated by any member.  The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members unless so required under applicable Exchange rules or SEC rules.

(b)
The accounting records shall be kept at the Registered Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(c)
The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors.  No member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or authorised by the Directors or by the Company in general meeting.

(d)
In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Act to be prepared and laid before such meeting.

(e)
A copy of (i) the statutory financial statements of the Company which are to be laid before the annual general meeting of the Company, together with a copy of the Directors’ report and Auditors’ report thereon or (ii) summary financial statements prepared in accordance with Section 1119 of the Act shall be sent by post, electronic mail or any other means of electronic communication not less than twenty one (21) Clear Days before the date of the annual general meeting of the Company to every person entitled under the provisions of the Act to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes and the required number of copies of these documents shall be forwarded at the same time to the appropriate section of the Exchange.

(f)	Auditors shall be appointed and their duties regulated in accordance with the Act.

(g)
Where the Directors elect to send summary financial statements to the members in accordance with Section 1119 of the Act, any member may request a copy of the statutory financial statements of the Company and a copy of the Directors’ report and Auditors’ report thereon.

PART XXIV - CAPITALISATION OF PROFITS OR RESERVES

133.	Capitalisation of distributable profits and reserves

The Directors may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions). In pursuance of any such resolution under this Article, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.

134.	Implementation of capitalisation issues

Whenever such a resolution is passed in pursuance of the immediately preceding Article the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.

PART XXV – NOTICES

135.	Notices in writing

Any notice to be given, served, sent or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise).

136.	Service of notices

(a)	A notice or document (including a share certificate) to be given, served, sent or delivered in pursuance of these Articles may be given to, served on or delivered to any member by the Company:

(i)	by handing same to him or his authorised agent;

(ii)	by leaving the same at his registered address;

(iii)	by sending the same by the post in a pre-paid cover addressed to him at his registered address;

(iv)	by sending the same by courier in a pre-paid cover addressed to him at his registered address; or

(v)
by sending the same by means of electronic mail or making it available by other means of electronic communication approved by the Directors,  provided that  any Holder may require the Company to send him a physical copy of the notice or document by requesting the Company to do so provided further however that such request is made after the date of adoption of this Article and it may not take effect until five (5) days after written notice of the request is received by the Company.

(b)
For the purposes of these Articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.

(c)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a) (i) or (ii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(d)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a) (ii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).  In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(e)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this Article the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four 24 hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(f)
Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twelve (12) hours after despatch.

(g)
Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(v), if sent to the address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

(h)
Without prejudice to the provisions of sub-paragraphs (a) (ii) and (iii) of this Article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice issued through a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said advertisement or advertisements shall appear.  In any such case the Company shall put a full copy of the notice of the general meeting on its website and shall send confirmatory copies of the notice through the post to those members whose registered addresses are outside Ireland (if or to the extent that in the opinion of the Directors it is practical so to do) or are in areas of Ireland unaffected by such suspension or curtailment of postal services and if at least ninety-six (96) hours prior to the time appointed for the holding of the meeting the posting of notices to members in Ireland, or any part thereof which was previously affected, has become practical in the opinion of the Directors, the Directors shall send forthwith confirmatory copies of the notice by post to such members.  The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting. For the purposes this Article, “public announcement” shall mean disclosure in a press release reported by a national news service or a document publicly filed by the company with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(i)
Notwithstanding anything contained in this Article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

(j)
Any requirement in these Articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited financial statements and the Directors’ and Auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him of its intention to use electronic communications for such purposes and the member has not, within 4 weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he may revoke such consent at any time by requesting the Company to communicate with him in documented form provided however that such revocation shall not take effect until five (5) days after written notice of the revocation is received by the Company.

137.	Service on joint Holders

A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

138.	Service on transfer or transmission of shares

(a)
Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title.

(b)
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose.  Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

139.	Signature to notices

The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

140.	Deemed receipt of notices

A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

PART XXVI - WINDING UP

141.	Distribution on winding up

Subject to Articles 5, 6, 7 and 8 if the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively.  And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively.  Provided that this Article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

142.	Sale by a liquidator

(a)
In case of a sale by the liquidator under Section 601 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members direct of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said Section.

(b)
The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

143.	Distribution in specie

If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Act, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members.  The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

PART XXVII – MISCELLANEOUS

144.	Inspection and secrecy

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or authorised by the Directors or by the Company in general meeting.  No member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the members of the Company to communicate to the public.

145.	Closing the Register or fixing record date

(a)
For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Board may provide, subject to the requirements of Section 174 of the Act that the Register shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty (30) days in each year. If the Register shall be so closed for the purpose of determining members entitled to notice of or to vote at a meeting of members such Register shall be so closed for at least five (5) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

(b)
In lieu of, or apart from, closing the Register, the Board may fix in advance a date as the record date (a) for any such determination of members entitled to notice of or to vote at a meeting of the members, which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, and (b) for the purpose of determining the members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, which record date shall not be more than sixty (60) days prior to the date of payment of such dividend or the taking of any action to which such determination of members is relevant. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors.

(c)
If the Register is not so closed and no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members or members entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of members. When a determination of members entitled to vote at any meeting of members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

146.	Destruction of records

The Company may destroy:

(a)
any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company:

(b)	any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration;

(c)	all share certificates which have been cancelled at any time after the expiration of one year from the date of cancellation thereof;

(d)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof;

(e)	all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use;

(f)
all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded; and

(g)
any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it, and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(i)
the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)
nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) are not fulfilled; and

(iii)	references in this Article to the destruction of any document include references to its disposal in any manner.

147.	Untraced shareholders

(a)	The Company shall be entitled to sell at the best price reasonably obtainable any share of a Holder or any share to which a person is entitled by transmission if and provided that:

(i)
for a period of twelve (12) years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Holder or to the person entitled by transmission to the share at his address on the Register or the other last known address given by the Holder or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Holder or the person entitled by transmission (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);

(ii)
at the expiration of the said period of twelve (12) years by advertisement in a national daily newspaper published in Ireland and in a newspaper circulating in the area in which the address referred to in sub-paragraph (a)(i) of this Article is located the Company has given notice of its intention to sell such share;

(iii)
during the further period of three (3) months after the date of the advertisement and prior to the exercise of the power of sale the Company has not received any communication from the Holder or person entitled by transmission; and

(iv)	the Company has first given notice in writing to the relevant securities exchange on which the Company’s shares are listed of its intention to sell such shares.

(b)
To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the Holder or the person entitled by the transmission to such share.  The transferee shall be entered in the Register as the Holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

(c)
The Company shall account to the Holder or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Holder or other person.  Monies carried to such separate account may be either employed in the business of the Company or invested in such investments as the Directors may think fit, from time to time.

(d)
To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any member and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.

(e)
The Company may only exercise the powers granted to it in this Article 147 in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.

(f)
If during any six year period referred to in Article 147, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Article (other than the requirement that they be in issue for six years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

148.	Indemnity

(a)
Subject to Articles 148 (g) and (h), the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action, suit or proceeding by or in the right of the Company) by reason of the fact that he or she is or was an Indemnified Person (including, without limitation, any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company), against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or reasonably believed to be in or not opposed to the best interests of the relevant employee benefit plan of the Company or any Group Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the Indemnified Person (i) did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or reasonably believed to be in or not opposed to the best interests of such employee benefit plan and (ii) with respect to any criminal proceeding, had reasonable cause to believe his or her conduct was unlawful.

(b)
Subject to Articles 148 (g) and (h), the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favour by reason of the fact that he or she is or was an Indemnified Person, against expenses (including legal fees) actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or reasonably believed to be in or not opposed to the best interests of the relevant employee benefit plan of the Company or any Group Company and except that no such indemnification will be made in respect of any claim, issue or matter as to which such Indemnified Person will have been adjudged to be liable for wilful neglect or wilful default in the performance of his or her duty to the Company or to such employee benefit plan unless and only to the extent that the Irish High Court or the court in which such action, suit or proceeding was brought will determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnity for such expenses which such court will deem proper.

(c)
Subject to Articles 148 (g) and (h), to the extent that an Indemnified Person has been successful on the merits or otherwise in defence, of any action, suit or proceeding referred to in Articles 148 (a) and (b) above, or in defence of any claim, issue or matter therein, he or she will be indemnified against expenses (including legal fees) actually and reasonably incurred by him or her in connection therewith.

(d)
Any indemnification under Articles 148 (a) and (b) above (unless ordered by a court) will be made by the Company only as authorised in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Articles 148 (a) and (b). Such determination will be made (i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding or (ii) if such a quorum is not obtainable (or, even if obtainable, if a quorum of disinterested Directors so directs), by independent legal counsel in a written opinion or (iii) by the Shareholders entitled to vote at general meetings of the Company.

(e)
The Board will have power to purchase and maintain insurances for the benefit of any persons who are or were at any time Indemnified Persons or employees or agents of the Company or any Group Company or of any other corporation or employee benefit plan in which the Company or any Group Company has any direct or indirect interest, including insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported performance of their duties or powers or offices in relation to the Company or such other corporation.

(f)
Subject to Articles 148 (g) and (h), expenses incurred by an Indemnified Person in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorised by the Board in the manner provided in Article 148 (d), upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount unless it will ultimately be determined that he or she is entitled to be indemnified by the Company as authorised in this Article.

(g)
The provisions for indemnity contained in these Articles will have effect to the fullest extent permitted by law but will not extend to any matter which would render them void pursuant to the Act.  In the event of any amendments or judicial interpretations of the Act which may permit a wider indemnification, this Article will be interpreted accordingly.

(h)
The rights to indemnification and reimbursement of expenses provided by these Articles are in addition to (i) any other rights to which a person may be entitled, including any other rights under these Articles, under any other applicable bye-laws or Articles of any other corporation, under any agreement, under any insurance purchased by the Company or any Group Company, pursuant to any vote of shareholders or disinterested Directors or pursuant to the direction (however embodied) of any court of competent jurisdiction, both as to action in his or her official capacity while holding such office and as to action in another capacity while holding such office and (ii) the power of the Company to indemnify or otherwise make payments (without prior commitment upon the authorisation of the Board) of the type contemplated by this Article in respect of any person who is or was an employee, office holder or director of the Company or of another corporation, any joint venture, trust or other enterprise which he is serving or has served at the request of the Company. The indemnification provided by this Article will continue as to a person who has ceased to be an Indemnified Person and will inure to the benefit of his heirs, executors and administrators.

(i)
In this Article, the term “Indemnified Person” means any officer of the Company (including any Director or Secretary) or any other person appointed pursuant to Article 104, any member of a committee constituted under Article 111, any person acting as an office holder of the Company, any person holding any other executive or official position of the Company, any employee or agent of the Company, and any person serving at the request of the Company as a director, officer, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company or any Group Company. As used in this Article, references to the “Company” include all constituent companies in a consolidation or merger or other business combination transaction in which the Company or a predecessor to the Company by consolidation or merger or other business combination transaction was involved.

(j)
To the fullest extent permitted under Irish law, no Director, officer of the Company or other person appointed pursuant to Article 104 (each a “Covered Person”) will be liable or answerable for the acts, receipts, neglects, or defaults of any other Covered Person or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company will be invested or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person with whom any monies, securities or effects will be deposited or for any loss occasioned by any error of judgment or oversight on his or her part or for any other loss, damage, or misfortune whatever which will happen in or about the execution of the duties of his or her office or other position with the Company or in relation thereto, unless the same happen through his or her own wilful neglect or wilful default.

149.	Alteration of Articles

The Company may by Special Resolution amend or alter these Articles.

150.	Scheme of Arrangement

(a)
In these Articles, the “Scheme” means the scheme of arrangement dated May 10, 2017 between the Company and the holders of the scheme shares (which comprise the ordinary shares of US$0.01 each in the capital of the Company that are cancelled or transferred under the Scheme) (the “Scheme Shares”) under Chapter 1 of Part 9 of the Act in its original form or with or subject to any modification, addition or condition approved or imposed by the High Court, and expressions defined in the Scheme and (if not so defined) in the document containing the circular circulated with the Scheme under Section 452 of the Act shall have the same meanings in this Article.

(b)
Notwithstanding any other provision of these Articles, if the Company allots and issues any ordinary shares (other than to Lough Ree Technologies Limited (“Gurnet Bidco”) or its nominee(s) (holding on bare trust for Gurnet Bidco) on or after 11:59 p.m. (New York time) on May 1, 2017 and prior to 11:59 p.m. (Irish time) on the last Business Day before the date on which the Scheme becomes effective (the “Scheme Record Time”), such shares shall be allotted and issued subject to the terms of the Scheme and the holder or holders of those shares shall be bound by the Scheme accordingly.

(c)
Notwithstanding any other provision of these Articles, if any new ordinary shares of the Company are allotted or issued to any person (a “new member”) (other than under the Scheme to Gurnet Bidco or its nominee(s) (holding on bare trust for Gurnet Bidco)), on or after the Scheme Record Time, the new member shall, provided the Scheme has become effective, have such shares transferred immediately, free of all encumbrances, liens, equities, charges, rights of pre-emption and any other third party rights of any kind whatsoever to Gurnet Bidco and/or its nominee(s) (holding on bare trust for Gurnet Bidco) in consideration of and conditional on the payment by Gurnet Bidco to the new member of the form and quantum of Consideration to which the new member would have been entitled under the terms of the Scheme had such shares transferred to Gurnet Bidco hereunder been Scheme Shares at the Scheme Record Time, each such new ordinary share of the Company to rank pari passu in all respects with all other ordinary shares of the Company for the time being in issue and ranking for any dividends or distributions made, paid or declared thereon following the date on which said transfer of that new ordinary share of the Company is effected.

(d)
In order to give effect to any such transfer required by this Article 150, the Company may appoint any person to execute and deliver a form of transfer on behalf of, or as attorney for, the new member in favor of Gurnet Bidco and/or its nominee(s) (holding on bare trust for Gurnet Bidco), without the need for any further action being required to give effect thereto. Pending the registration of Gurnet Bidco and/or its nominee(s) as a holder of any share to be transferred under this Article 150, the new member shall not be entitled to exercise any rights attaching to any such shares unless so agreed by Gurnet Bidco and Gurnet Bidco shall be irrevocably empowered to appoint a person nominated by Gurnet Bidco to act as attorney or agent on behalf of any holder of that share in accordance with any directions Gurnet Bidco may give in relation to any dealings with or disposal of that share (or any interest in it), the exercise of any rights attached to it or receipt of any distribution or other benefit accruing or payable in respect of it, and any holder(s) of that share must exercise all rights attaching to it in accordance with the directions of Gurnet Bidco. The Company shall not be obliged to issue a certificate to the new member for any such share.